QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.3

    COMPUCREDIT CORPORATION

ARTICLES OF AMENDMENT

CREATING

SERIES A PREFERRED STOCK

Pursuant to Section 14-2-602 of the Georgia Business
Corporation Code

    CompuCredit Corporation, a Georgia corporation (hereinafter called the "Company"), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Company by the Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and in accordance with the provisions of Section 14-2-602 of the Georgia Business Corporation Code, on December 17, 2001, the Board of Directors has duly established a series of its preferred stock, no par value per share ("Preferred Stock"), with the following preferences, limitations and relative rights:

    1.  Number and Designation.  30,000 shares of the Preferred Stock of the Company shall be designated as Series A Preferred Stock (the "Series A Preferred Stock").

    2.  Rank.  The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) senior to (X) all classes of the Company's common stock, no par value per share ("Common Stock"), (Y) all other classes of capital stock of the Company, including any series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company (other than Parity Securities), and (Z) all rights or options exercisable for or convertible into any classes of Common Stock or Preferred Stock of the Company (each of the foregoing (other than Parity Securities) are collectively referred to as "Junior Securities"); and (ii) on a parity with the Parity Securities.

    3.  Dividends.  In addition to any amounts to which a holder of Series A Preferred Stock is entitled to receive pursuant to Paragraph 3(e), holders of Series A Preferred Stock shall be entitled to receive the following dividend payments:

    (a) Prior to the Trigger Date, the Series A Preferred Stock shall pay, in respect of each Dividend Period, cumulative dividends in an amount per share equal to the excess (if any) of (i) 10% per annum on the Accreted Value of the Series A Preferred Stock as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any cash dividends per share of Series A Preferred Stock that have been paid during such Dividend Period pursuant to Paragraph 3(e)(A). Such dividends shall be payable for each Dividend Period by adding the amount of the dividend to the Accreted Value of the Series A Preferred Stock. Such increased Accreted Value after each Dividend Period shall be used for purposes of calculating dividends for succeeding Dividend Periods. Dividends paid pursuant to this Paragraph 3(a) shall be payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall accrue from the First Closing Date with respect to the Series A Preferred Stock issued on such date and from the Second Closing Date with respect to Series A Preferred Stock issued on such date (except that dividends on any amounts added to Accreted Value shall accrue from the date such amounts are added to Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock on March 1, June 1, September 1 and December 1, as they appear on the stock records of the Company at the close of business on such record dates.

    (b) If, on the second anniversary of the First Closing Date or on any subsequent Measurement Day, the Current Market Price Per Common Share is less than 106% of the Current Market Price Per Common Share on the immediately preceding Measurement Day, then the holders of a majority of the aggregate Face Value Per Share of the Series A Preferred Stock shall have the right to elect to be paid dividends described in Paragraph 3(a) in cash, to the extent that there shall be funds of the Company legally available for the payment of such dividends for the relevant Dividend Period and subject to any express limitations on the payment of cash dividends under the Company's credit facilities and other debt instruments.

    (c) After the Trigger Date, the Series A Preferred Stock shall pay, in respect of each Dividend Period, cumulative dividends on its Accreted Value, at a rate which shall be 15% per annum until the first anniversary of the Trigger Date, and shall thereupon increase to 16% per annum, and shall thereafter increase by 1% per annum on every subsequent anniversary of the Trigger Date, provided that in no event shall the rate exceed 20% per annum. For the avoidance of doubt, all dividends, payable before or after the Trigger Date, to the extent not paid in cash, shall continue to add to the Accreted Value.

    (d) Computation of the actual percentage for dividends payable herein for the initial Dividend Period or any other period shorter or longer than a full Dividend Period shall be on the basis of the corresponding per annum rate and the actual number of days elapsed over twelve 30-day months and a 360-day year.

    (e) (A) In case the Company shall fix a record date for the making of any dividend or distribution to holders of Common Stock (other than dividends or distributions payable solely in Common Stock), then, in addition to the dividends payable under Paragraph 3(a) or 3(c) as applicable, the holder of each share of Series A Preferred Stock on such record date (unless such share of Series A Preferred Stock is converted into Common Stock after such record date and before the date of payment) shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the date of payment of such dividend to the holders of Common Stock. (B) In case the Company shall offer to redeem, purchase or otherwise acquire for cash any Common Stock either (i) from any Affiliate of the Company at a redemption or purchase price per share greater than the Current Market Price Per Common Share on the date of such offer or (ii) from any other person at a redemption or purchase price per share greater than 125% of the Current Market Price Per Common Share on the date of such offer, then the holder of each share of Series A Preferred Stock shall be entitled to receive a cash dividend equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the date of such redemption or repurchase times a fraction, the numerator of which is either (a) the aggregate amount paid in excess of Current Market Price Per Common Share if the repurchase or redemption is made pursuant to clause (i) above or (b) the aggregate amount paid in excess of 125% of Current Market Price Per Common Share if the repurchase or redemption is made pursuant to clause (ii) above, and the denominator of which is the number of outstanding shares of Common Stock immediately prior to such repurchase or redemption.

    (f)  So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on Parity Securities for any period unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been or contemporaneously are declared and paid, whether by adding such dividend to the Series A Preferred Stock's Accreted Value or by payment in cash, or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities.

    (g) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends

2

on all outstanding shares of the Series A Preferred Stock and any Parity Securities shall have been paid, whether by adding such dividend to the Accreted Value of such series of Preferred Stock or by payment in cash, or declared and a sum sufficient for the payment thereof set apart for such payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been or contemporaneously are declared and paid, whether by adding such dividend to the Accreted Value of such series of Preferred Stock or by payment in cash, or declared and a sum sufficient for the payment thereof set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities. Without limiting the generality of the foregoing, so long as any shares of the Series A Preferred Stock are outstanding, Paragraph 3(e) shall apply to all dividends declared or made upon Common Stock (other than dividends payable solely in Common Stock) and to the redemptions, purchases and other acquisitions of Common Stock therein described.

    4.  Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series A Preferred Stock shall be entitled to receive the greater of (i) an amount equal to the Accreted Value of such share of Series A Preferred Stock on the date of distribution, plus all dividends (whether or not declared) accrued since the end of the previous Dividend Period, and (ii) an amount to which the holder of such share of Series A Preferred Stock would be entitled if such share of Series A Preferred Stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding up.

    5.  Conversion.  (a) Conversion at the Option of the Company.  If on any date after the third anniversary of the First Closing Date, the Current Market Price Per Common Share is at least equal to 200% of the Conversion Price, the Company may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of Series A Preferred Stock), no later than five Market Days after such date, to cause all (but not less than all) outstanding shares of Series A Preferred Stock to be converted into fully paid and nonassessable shares of Common Stock, provided that the Company may exercise its rights under Paragraph 5(a) only if it simultaneously exercises identical rights with respect to any Parity Security outstanding at the time of such exercise under Paragraph 5(a). Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the fifth Market Day after such notice is received by the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of Series A Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus all dividends (whether or not declared) accrued since the end of the previous Dividend Period, divided by (ii) the Conversion Price.

    (b) Conversion at the Option of the Holder.  Subject to the provisions of this Paragraph 5, each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of one share of Series A Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus all dividends (whether or not declared) accrued since the end of the previous Dividend Period, divided by (ii) the Conversion Price. No notice delivered by the Company, including without limitation, pursuant to Paragraph 5(a), 5(i), 5(j) or 6 will limit in any way the holders' rights to convert pursuant to this Paragraph 5(b). In order to exercise the conversion privilege set forth in Paragraph 5(b), the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Company, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to Paragraph 5(b) shall be deemed to have been effected

3

immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Paragraph 5.

    (c) (i)  Unless the shares issuable on conversion pursuant to this Paragraph 5 are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

      (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Paragraph 5. If the conversion rights are exercised for only a portion of the Series A Preferred Stock represented by a certificate delivered, the Company will issue a new certificate representing the unconverted Series A Preferred Stock.

      (iii) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges on account of the Company and not subject to any preemptive rights (other than (A) preemptive rights that have previously been fulfilled or waived and (B) preemptive rights to subscribe Common Stock for a consideration per share greater than or equal to the Conversion Price), and all such shares of Common Stock shall participate fully in any dividend paid on Common Stock after the date of conversion of the Series A Preferred Stock, regardless of whether the record date for the payment of such dividend preceded the date of conversion.

    (d) Upon delivery to the Company by a holder of shares of Series A Preferred Stock of a notice of election to convert pursuant to Paragraph 5(b) above, the right of the Company to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed pursuant to Paragraph 6.

    (e) (i)  The Company will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series A Preferred Stock.

      (ii) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

    (f)  The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

4

    (g) In connection with the conversion of any shares of Series A Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall round up any fractional shares to the nearest whole number of shares of Common Stock.

    (h) Anti-Dilution Rights.  (i)  In case the Company shall at any time after the date of issue of the Series A Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (D) consolidate with, or merge with or into, any other Person, or engage in any reorganization, reclassification or recapitalization which, in the case of any such transaction is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock, then:

  (x)
  the Conversion Price and the kind and amount of stock, securities, cash or other assets issuable upon conversion of the Series A Preferred Stock in effect at the time of the record date for such dividend or distribution or the time of the effective date of such subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization shall be adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets which, if the Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization; and

  (y)
  the Voting Price in effect at the time of the record date for such dividend or distribution or the time of the effective date of such subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization shall be adjusted so that each holder of the Series A Preferred Stock after such time shall be entitled to the aggregate number of votes to which, if the Series A Preferred Stock had been converted immediately prior to such time, such holder would have been entitled upon such conversion and by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

    The foregoing adjustments shall be made successively whenever any event listed above shall occur.

      (ii) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to any compensation plan or arrangement for employees, directors and/or consultants of the Company, provided that the compensation plan (x) is consistent with industry practice and (y) was approved by the Company's Board of Directors, (B) upon exercise or conversion of any security the issuance of which caused an adjustment under Paragraphs 5(h)(iii) or 5(h)(iv) hereof, or (C) in a transaction which results in an adjustment pursuant to Paragraph 5(h)(i) above) without consideration or for a consideration per share less than the Conversion Price on the date of such issuance, the Conversion Price to be in effect after such issuance or sale shall be equal to the value of a fraction, the numerator of which shall be the sum of (a) the aggregate consideration paid for the Series A Preferred Stock plus (b) the aggregate consideration paid for the Common Stock being issued or sold, and the denominator of which shall be the sum of (x) the number of shares of Common Stock into which the Series A Preferred Stock is convertible, on the basis of the Conversion Price in effect prior to such issuance or sale and (y) the number of shares of Common Stock being issued or sold. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the holders of a majority of the outstanding shares of Series A Preferred Stock shall object to any such

5

  determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders of the Series A Preferred Stock shall be notified promptly of any consideration other than cash received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

      (iii) In case the Company shall fix a record date for the issuance of any Equity-Linked Securities (other than (A) Parity Securities or (B) Common Stock to be issued in a transaction which results in an adjustment pursuant to Paragraph 5(h)(i) above) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) for a consideration per share of Common Stock (or having a conversion price or exchange price per share of Common Stock, if it is a security convertible into or exchangeable for shares of Common Stock) less than the Conversion Price on such record date, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to Paragraph 5(h)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such Equity-Linked Securities as a condition to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Paragraph 5(h)(ii) hereof. Such adjustment shall be made successively whenever a record date for the issuance of such Equity-Linked Securities is fixed; and in the event (x) that such Equity-Linked Securities are not so issued or expire unexercised, or (y) of a change in the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Paragraph 5(h)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect in the case of clause (x), if such record date had not been fixed, or in the case of clause (y), if such holder had initially been entitled to such changed number of shares of Common Stock.

      (iv) In case the Company shall sell or issue any Equity-Linked Securities (other than (A) Parity Securities, or (B) options or other securities issued pursuant to a compensation plan or arrangement described in Paragraph 5(h)(ii)(A)), and the consideration per share of Common Stock implied by such Equity-Linked Securities (including, if applicable, the price per share of Common Stock at which they may be exercised, converted or exchanged) is less than the Conversion Price on the date of such sale or issuance, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance and the Conversion Price shall be adjusted pursuant to Paragraph 5(h)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such Equity-Linked Securities and the aggregate consideration payable by the holders of such Equity-Linked Securities as a condition to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Paragraph 5(h)(ii) hereof. Such adjustment shall be made successively whenever such Equity-Linked Securities are issued; and in the event (x) that such Equity-Linked Securities expire unexercised, or (y) of a change in the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Paragraph 5(h) as they may be amended pursuant to Paragraph 5(h)(vii)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect in the case of clause (x), if such Equity-Linked Securities had not been issued, or in the case of clause (y), if such holders had initially been entitled to such changed

6

  number of shares of Common Stock. No adjustment of the Conversion Price shall be made pursuant to this Paragraph 5(h)(iv) to the extent that the Conversion Price shall have been adjusted pursuant to Paragraph 5(h)(iii) upon the setting of any record date relating to such Equity-Linked Securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled and the price payable therefor.

      (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this Paragraph 5(h)(v) are not required to be made shall be carried forward and taken into account at such time when such adjustments would in the aggregate require an increase or decrease of at least one percent in such price. All calculations under this Paragraph 5(h) shall be made to the nearest four decimal points.

      (vi) In the event that, at any time as a result of the provisions of this Paragraph 5(h), the holder of this Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

      (vii) Notwithstanding anything contained herein to the contrary, in the event the Company issues Parity Securities to another Person containing anti-dilution provisions that are materially more favorable to holders of such securities than the provisions set forth in this Paragraph 5(h), the holders of a majority of the outstanding shares of the Series A Preferred Stock may elect to have such more favorable provisions apply to the Series A Preferred Stock with respect to adjustments to the Conversion Price in connection with any future issuance of securities by the Company. Materially more favorable provisions shall include, without limitation, any full-ratchet provision. In addition, if the Company issues any Parity Securities with a re-set provision, any applicable adjustments to the Conversion Price shall be made both at the time of the issuance of such securities and at the time of the re-set.

      (viii)Notwithstanding any other provision of this Paragraph 5(h), the Company shall not take any action (other than pursuant to Paragraph 5(h)(i)(x)) that would cause the Conversion Price to fall below the price that would cause the aggregate number of shares of Common Stock into which the Series A Preferred Stock is convertible to exceed the higher of (i) 19.9% or (ii) such percentage as may be allowed under NASD Rule 4350(i)(1)(D), as such rule may be amended from time to time, of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the First Closing Date, without first obtaining shareholder approval.

    (i)  All adjustments pursuant to this Paragraph 5 shall be notified to the holders of Series A Preferred Stock promptly following the making thereof and such notice shall be accompanied by a schedule of computations of the adjustments.

    (j)  Change of Control Offer.  (i)  Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall commence (or cause to be commenced) an offer to purchase any and all outstanding shares of Series A Preferred Stock pursuant to the terms described in Paragraph 5(j)(iii) (the "Change of Control Offer") at a purchase price per holder equal to the Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any Series A Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

      (ii) The Change of Control Amount shall be payable, at the Company's option, in (x) cash, (y) shares of Liquid Stock or (z) shares of Series A Preferred Stock having an aggregate Face

7

  Value Per Share equal to the Change of Control Amount, provided that if Series A Preferred Stock is paid the Change of Control Amount in accordance with clause (z) above, then Series B Preferred Stock and any Parity Securities then outstanding may not be paid the Change of Control Amount in cash or Liquid Stock.

      (iii) Within 30 days following the date on which a Change in Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice to each holder of Series A Preferred Stock. If the Company has elected to pay the Change of Control Amount in cash or Liquid Stock, such notice shall contain all instructions and materials necessary to enable a holder to tender all or any portion of the Series A Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

        (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this Paragraph 5(j) and that all Series A Preferred Stock validly tendered and not withdrawn will be accepted for payment;

        (B) that a holder who elects to accept a Change of Control Offer shall be required to surrender in connection with such acceptance its Series A Preferred Stock that are being tendered in connection therewith;

        (C) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

        (D) that any Series A Preferred Stock not tendered will continue to accrue dividends;

        (E) that, unless the Company defaults in making payment therefor, any Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

        (F) that holders electing to have any Series A Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such Series A Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agents may reasonably request to the Transfer Agents and registrars for the Series A Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

        (G) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of Series A Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Series A Preferred Stock purchased;

        (H)  that holders who tender only a portion of the Series A Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased Series A Preferred Stock, as the case may be; and

        (I) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

      (iv) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable in connection with any offer made by the Company to repurchase the Series A Preferred Stock as a result of a Change of Control. To the extent that the provisions of any

8

  securities laws or regulations conflict with provisions of these Articles of Amendment, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under these Articles of Amendment by virtue thereof.

      (v) On the Change of Control Payment Date, the Company shall (A) accept for payment the Series A Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor in the form selected by the Company pursuant to Paragraph 5(j)(ii) above, and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the Series A Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the Series A Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

      (vi) To accept the Change of Control Offer, the holder of Series A Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the Series A Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer and such other customary documents as the Company and the Transfer Agent may reasonably request.

      (vii) For the avoidance of doubt, (x) nothing in this Paragraph 5(j) shall restrict the right of the holders of Series A Preferred Stock, in connection with a Change of Control, to convert and to receive the kind and amount of consideration payable to holders of Common Stock in respect of the Common Stock into which the Series A Preferred Stock may be converted; and (y) if any Change of Control involving the Company occurs and the Company elects to pay the Change of Control Amount in accordance with clause (z) of Paragraph 5(j)(ii) above, then, unless the Company is the surviving entity of the Change of Control, the Series A Preferred Stock will be converted into or exchanged for preferred stock of the surviving corporation having substantially the same preferences, limitations and relative rights as the Series A Preferred Stock.

    (k) Certain Mergers.  In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preferred stock.

    6.  Redemption.  (a) On any date after the Trigger Date, the Company may redeem for cash, all of the outstanding shares of Series A Preferred Stock (after payment of the Change of Control Amount, if the Trigger Date results from a Change of Control) at a price per share equal to the Accreted Value per share on the date of such redemption, plus all dividends accrued since the previous Dividend Payment Date. In no event shall any Parity Securities be redeemed prior to redemption of Series A Preferred Stock.

    (b) Notice of such redemption shall be given by the Company by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

9

    (c) Notice having been mailed as aforesaid, unless the Company defaults in payment of the redemption price of the shares called for redemption, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Company shall terminate, except the right to receive from the Company the redemption price. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such share shall be redeemed by the Company at the redemption price aforesaid.

    7.  Voting Rights.  (a) Except as otherwise provided in Paragraph 7(b) and Paragraph 8, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Paragraph 5 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited; provided that the number of votes to which any holder of Series A Preferred Stock is entitled shall at no time exceed the aggregate Accreted Value of such holder's shares of Series A Preferred Stock divided by the Voting Price, or such greater number of votes that are permitted by NASD Rule 4351, as such rule may be amended from time to time. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters.

    (b) In addition, so long as any of the Series A Preferred Stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, shall be necessary to, (i) amend, alter or repeal any provision of the charter or bylaws of the Company, whether by merger, consolidation or otherwise, that would materially and adversely affect (or would result in a materially adverse alteration or circumvention of) the preferences, limitations and relative rights (including, without limitation, voting powers) of the Series A Preferred Stock other than actions which result in a Change of Control Offer provided that a reduction in the dividends provided for in paragraph 3 shall be effective with respect to only those holders voting for or consenting to such reduction; (ii) issue any additional Preferred Stock or authorize or issue of any capital stock (or right to acquire capital stock of the Company) that is senior to or on parity with the Series A Preferred Stock other than Parity Securities; (iii) engage in a merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, liquidation, dissolution, business combination, spin off (each a "Material Corporate Transaction") that has a materially adverse effect on the Series A Preferred Stock (similar to that described in (i) or (ii) above) other than a Material Corporate Transaction which results in a Change of Control Offer; and (iv) redeem for cash any Parity Securities or Junior Securities other than (x) redemptions in connection with employee terminations or benefit plans provided that (A) the compensation plan is consistent with industry practice; and (B) it was approved by the Company's Board of Directors, and (y) redemptions pursuant to Paragraph 6 above.

    8.  Corsair Director.  So long as either: (i) the Corsair II Purchasers hold 20% of the Series A Preferred Stock issued to them on the First Closing Date; or (ii) the Corsair II Purchasers beneficially own 5% or more of the total outstanding Common Stock of the Company, the holders of Series A Preferred Stock, voting as a single class, shall, by affirmative vote of a plurality of the total number of shares of Series A Preferred Stock voting thereon, be entitled to elect one director to serve on the Board of Directors of the Company (the "Corsair Director") at any annual meeting of stockholders or any special meeting held in the place thereof.

    9.  Definitions.  The following terms, as used herein, shall have the following meanings:

    "Accreted Value" equals, with respect to one share of Series A Preferred Stock, $1,000, plus the amount of any dividends added to Accreted Value in accordance with Paragraph 3 (which aggregate

10

amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series A Preferred Stock).

    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that the Company shall not be considered an Affiliate of any holder of Series A Preferred Stock solely by virtue of such holder's investment in Series A Preferred Stock.

    "Change of Control" means (i) the direct or indirect disposition of substantially all the assets of the Company and its subsidiaries (whether by sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions to any person (as such term is used in Section 13(d)(3) of the Exchange Act) (excluding, for the avoidance of doubt, portfolio sales to the extent such sales would be customary for a business comparable to the Company), (ii) the consummation of any transaction or series of related transactions (including any merger or consolidation) resulting in any person (as defined above) (other than Key Stockholders and their Affiliates) becoming the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 35% of the voting stock of the Company, (iii) the first day on which the majority of the directors are not Continuing Directors, (iv) any transaction or series of related transactions with any person (as defined above), if immediately following such transaction or series of related transactions, holders of the Company's Common Stock outstanding immediately prior to such transaction or series of related transactions own 50% or less of the outstanding voting securities of the surviving or transferee corporation (or its parent corporation) or (v) the first day when David G. Hanna, Frank J. Hanna and entities controlled by them cease to hold, in aggregate for both such individuals and their controlled entities, beneficial ownership (as defined above) of at least 51% of the voting securities of the Company that they hold as of the First Closing Date.

    "Change of Control Accreted Value" means, with respect to any share of Series A Preferred Stock being tendered upon a Change of Control, the Accreted Value of such share, plus dividends accrued since the immediately preceding Dividend Payment Date, provided that where the Change of Control occurs prior to the fourth anniversary of the First Closing Date, the Change of Control Accreted Value shall mean the Accreted Value of such share on such fourth anniversary (calculated as if dividends payable on each Dividend Payment Date between the Change of Control and such fourth anniversary had been added to Accreted Value and all dividends accrued between Dividend Payment Date(s) had also been added to the Accreted Value).

    "Change of Control Amount" means, with respect to any holder who elects to tender shares of Series A Preferred Stock to the Company at the time of the Change of Control, 110% of the aggregate Change of Control Accreted Value of such shares of Series A Preferred Stock.

    "Continuing Directors" means individuals who constituted the Board of Directors of the Company on the First Closing Date (the "Incumbent Directors"); provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

    "Conversion Price" means $9.14 (a price which is 120% of the volume-weighted average price per share of Common Stock for the 30 consecutive Market Days immediately prior to December 17, 2001 as published by Bloomberg using the "volume average price" function or its equivalent) subject to anti-dilution adjustment from time to time as provided in Paragraph 5(h).

11

    "Corsair II Purchasers" means J.P. Morgan Corsair II Capital Partners, L.P., a Delaware limited partnership and J.P. Morgan Capital, L.P., a Delaware limited partnership.

    "Current Market Price Per Common Share" means, as of any date, the volume-weighted average price per share of Common Stock for the 20 consecutive Market Days immediately prior to such date as published by Bloomberg using the "volume average price" function or its equivalent.

    "Equity-Linked Securities" shall mean any rights, options, warrants, or other securities convertible into or exercisable or exchangeable for shares of Common Stock.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Face Value Per Share" means as to the Series A Preferred Stock and any Parity Securities, a value of $1,000 per share.

    "First Closing Date" means the date of initial issuance of the Series A Preferred Stock to Corsair II Purchasers.

    "Key Stockholders" means one or more of the following, David G. Hanna, Frank J. Hanna III, Richard W. Gilbert, Richard R. House, Bravo Trust One, Bravo Trust Two, Rainbow Trust One or Rainbow Trust Two.

    "Limited Future Parity Preferred Stock" means up to 10,000 shares of Series B Preferred Stock or a new series of the Company's Preferred Stock, in each case (i) issued after the First Closing Date; (ii) having an aggregate Face Value Per Share of no more than $10,000,000, provided that if Limited Future Parity Preferred Stock is issued with terms (including rights, preferences and privileges) which are more favorable to the holders of such shares than those applicable to the Series A Preferred Stock, the holders of Series A Preferred Stock shall, by affirmative vote of a majority of the total number of shares of Series A Preferred Stock voting thereon, be entitled to elect to have such more favorable provisions apply to the Series A Preferred Stock.

    "Liquid Stock" means shares of stock (issued by any acquirer of the Company's assets in a transaction described in clause (i) of the definition of "Change of Control" or any acquirer of the Company's Common Stock or other voting stock in a transaction described in clause (ii) or (iv) of such definition) which have all of the following attributes:

      (a) they are of a class registered under Section 12(b) of the Exchange Act;

      (b) they are of a class listed on a National Securities Exchange;

      (c) the offer and sale of such shares in the transaction giving rise to the Change of Control is registered with the Securities and Exchange Commission and such shares can be resold by the Corsair II Purchasers and by Paladin Purchasers without any contractual restriction; and

      (d) the average daily trading value of such shares on the exchange for a period of 12 weeks preceding the Change of Control is greater than $7,000,000.

    "Market Day" means a day on which the National Securities Exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

    "Measurement Day" means (i) the second anniversary of the First Closing Date (or, if such day is not a Market Day, then the next succeeding Market Day), (ii) the corresponding day in the third month preceding the second anniversary of the First Closing Date (or, if such day is not a Market Day, then the next succeeding Market Day) and (iii) the corresponding day in every third month following the second anniversary of the First Closing Date (or, if such day is not a Market Day, then the next succeeding Market Day).

12

    "National Securities Exchange" means any of the New York Stock Exchange, the American Stock Exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

    "Paladin Purchasers" means Paladin Capital Partners Fund, L.P., a Delaware limited partnership and Winding Creek, L.P. a Georgia limited partnership.

    "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

    "Parity Securities" means Company's securities, including any rights or options exercisable for or convertible into such securities, which rank on parity with the Series A Preferred Stock with respect to dividend rights and rights on liquidation, dissolution and winding up and only the following securities are included within this term: (i) Series B Preferred Stock initially issued and (ii) Limited Future Parity Preferred Stock. In no event shall the aggregate Face Value Per Share of Parity Securities exceed $20,000,000.

    "Second Closing Date" means the date of initial issuance of the Series A Preferred Stock to Paladin Purchasers.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Series B Preferred Stock" means the 10,000 shares of Company's Series B Preferred Stock issued on the First Closing Date to certain Affiliates of the Company in exchange for an amount of $10,000,000.

    "Subsidiary" means, with respect to any Person, any entity of which Voting Securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Transfer" or "transfer" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such security or any interest therein or any agreement or commitment to do any of the foregoing.

    "Transfer Agent" means the transfer agent for the Series A Preferred Stock appointed by the Company (which may be the Company).

    "Trigger Date" means earlier of (i) the Change of Control Date and (ii) the fifth anniversary of the First Closing Date.

    "Voting Price" means $9.01 (a price equal to the volume-weighted average price per share of Common Stock for the 5 consecutive Market Days immediately prior to December 17, 2001 as published by Bloomberg using the "volume average price" function or its equivalent) subject to anti-dilution adjustment from time to time as provided in Paragraph 5(h)(i).

    "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

    IN WITNESS WHEREOF, CompuCredit Corporation has caused these Articles of Amendment to be signed by the undersigned this 17th day of December, 2001.

COMPUCREDIT CORPORATION
By:	Name: Title:

13

COMPUCREDIT CORPORATION

ARTICLES OF AMENDMENT

CREATING

SERIES B PREFERRED STOCK

Pursuant to Section 14-2-602 of the Georgia Business
Corporation Code

    CompuCredit Corporation, a Georgia corporation (hereinafter called the "Company"), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Company by the Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and in accordance with the provisions of Section 14-2-602 of the Georgia Business Corporation Code, on December 17, 2001, the Board of Directors has duly established a series of its preferred stock, no par value per share ("Preferred Stock"), with the following preferences, limitations and relative rights:

    1.  Number and Designation.  10,000 shares of the Preferred Stock of the Company shall be designated as Series B Preferred Stock (the "Series B Preferred Stock").

    2.  Rank.  The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (i) senior to (X) all classes of the Company's common stock, no par value per share ("Common Stock"), (Y) all other classes of capital stock of the Company, including any series of Preferred Stock of the Company established hereafter by the Board of Directors of the Company (other than Parity Securities), and (Z) all rights or options exercisable for or convertible into any classes of Common Stock or Preferred Stock of the Company (each of the foregoing (other than Parity Securities) are collectively referred to as "Junior Securities"); and (ii) on a parity with the Parity Securities.

    3.  Dividends.  In addition to any amounts to which a holder of Series B Preferred Stock is entitled to receive pursuant to Paragraph 3(d), holders of Series B Preferred Stock shall be entitled to receive the following dividend payments:

    (a) The Series B Preferred Stock shall pay, in respect of each Dividend Period, cumulative dividends in an amount per share equal to the excess (if any) of (i) 10% per annum on the Accreted Value of the Series B Preferred Stock as of the immediately preceding Dividend Payment Date (or, for the initial Dividend Period, as of the date of issuance) over (ii) the amount of any cash dividends per share of Series B Preferred Stock that have been paid during such Dividend Period pursuant to Paragraph 3(d)(A). Such dividends shall be payable for each Dividend Period by adding the amount of the dividend to the Accreted Value of the Series B Preferred Stock. Such increased Accreted Value after each Dividend Period shall be used for purposes of calculating dividends for succeeding Dividend Periods. Dividends paid pursuant to this Paragraph 3(a) shall be payable in arrears quarterly on March 15, June 15, September 15 and December 15 of each year (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall accrue from the date of issue (except that dividends on any amounts added to Accreted Value shall accrue from the date such amounts are added to Accreted Value), whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock on March 1, June 1, September 1 and December 1, as they appear on the stock records of the Company at the close of business on such record dates.

    (b) If, on the second anniversary of the Closing Date or on any subsequent Measurement Day, the Current Market Price Per Common Share is less than 106% of the Current Market Price Per Common Share on the immediately preceding Measurement Day, then the holders of a majority of the aggregate Face Value Per Share of the Series B Preferred Stock shall have the right to elect to be paid dividends described in Paragraph 3(a) in cash, to the extent that there shall be funds of the Company legally available for the payment of such dividends for the relevant Dividend Period and subject to any express limitations on the payment of cash dividends under the Company's credit facilities and other debt instruments.

    (c) Computation of the actual percentage for dividends payable herein for the initial Dividend Period or any other period shorter or longer than a full Dividend Period shall be on the basis of the corresponding per annum rate and the actual number of days elapsed over twelve 30-day months and a 360-day year.

    (d) (A) In case the Company shall fix a record date for the making of any dividend or distribution to holders of Common Stock (other than dividends or distributions payable solely in Common Stock), then, in addition to the dividends payable under Paragraph 3(a), the holder of each share of Series B Preferred Stock on such record date (unless such share of Series B Preferred Stock is converted into Common Stock after such record date and before the date of payment) shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible on the date of payment of such dividend to the holders of Common Stock. (B) In case the Company shall offer to redeem, purchase or otherwise acquire for cash any Common Stock either (i) from any Affiliate of the Company at a redemption or purchase price per share greater than the Current Market Price Per Common Share on the date of such offer or (ii) from any other person at a redemption or purchase price per share greater than 125% of the Current Market Price Per Common Share on the date of such offer, then the holder of each share of Series B Preferred Stock shall be entitled to receive a cash dividend equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible on the date of such redemption or repurchase times a fraction, the numerator of which is either (a) the aggregate amount paid in excess of Current Market Price Per Common Share if the repurchase or redemption is made pursuant to clause (i) above or (b) the aggregate amount paid in excess of 125% of Current Market Price Per Common Share if the repurchase or redemption is made pursuant to clause (ii) above, and the denominator of which is the number of outstanding shares of Common Stock immediately prior to such repurchase or redemption.

    (e) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any Parity Securities shall have been paid, whether by adding such dividend to the Accreted Value of such series of Preferred Stock or by payment in cash, or declared and a sum sufficient for the payment thereof set apart for such payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been or contemporaneously are declared and paid, whether by adding such dividend to the Accreted Value of such series of Preferred Stock or by payment in cash, or declared and a sum sufficient for the payment thereof set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities. Without limiting the generality of the foregoing, so long as any shares of the Series B Preferred Stock are outstanding, Paragraph 3(d) shall apply to all dividends declared or made upon Common Stock (other than dividends payable solely in Common Stock) and to the redemptions, purchases and other acquisitions of Common Stock therein described.

    4.  Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holder of each share of Series B Preferred Stock shall be entitled to receive the greater of (i) an amount equal to the Accreted Value of such share of Series B Preferred Stock on the date of distribution, plus all dividends (whether or not declared) accrued since the end of the previous Dividend Period, and (ii) an amount to which the holder of such share of Series B Preferred Stock would be entitled if such share of Series B Preferred Stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding up.

    5.  Conversion.  (a) Conversion at the Option of the Company.  If on any date after the third anniversary of the Closing Date, the Current Market Price Per Common Share is at least equal to 200% of the Conversion Price, the Company may elect, by written notice delivered to the Transfer Agent (with a copy to each holder of Series B Preferred Stock), no later than five Market Days after such date, to cause all (but not less than all) outstanding shares of Series B Preferred Stock to be converted into fully paid and nonassessable shares of Common Stock, provided that the Company may exercise its rights under Paragraph 5(a) only if it simultaneously exercises identical rights with respect to any Parity Security outstanding at the time of such exercise under Paragraph 5(a). Any such conversion shall be deemed to have been effected, without further action by any party, immediately prior to the close of business on the fifth Market Day after such notice is received by the Transfer Agent. The number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus all dividends (whether or not declared) accrued since the end of the previous Dividend Period, divided by (ii) the Conversion Price.

    (b) Conversion at the Option of the Holder.  Subject to the provisions of this Paragraph 5, each holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert its outstanding shares of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be equal to (i) the Accreted Value of such share on the date of conversion, plus all dividends (whether or not declared) accrued since the end of the previous Dividend Period, divided by (ii) the Conversion Price. No notice delivered by the Company, including without limitation, pursuant to Paragraph 5(a), 5(h), or 5(i) will limit in any way the holders' rights to convert pursuant to this Paragraph 5(b). In order to exercise the conversion privilege set forth in Paragraph 5(b), the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Company, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Each conversion pursuant to Paragraph 5(b) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. Effective upon such conversion, the shares of Series B Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Paragraph 5.

    (c) (i) Unless the shares issuable on conversion pursuant to this Paragraph 5 are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

      (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series B Preferred Stock as aforesaid, the Company shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Paragraph 5. If the conversion rights are exercised for only a portion of the Series B Preferred Stock represented by a certificate delivered, the Company will issue a new certificate representing the unconverted Series B Preferred Stock.

      (iii) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges on account of the Company and not subject to any preemptive rights (other than (A) preemptive rights that have previously been fulfilled or waived and (B) preemptive rights to subscribe Common Stock for a consideration per share greater than or equal to the Conversion Price), and all such shares of Common Stock shall participate fully in any dividend paid on Common Stock after the date of conversion of the Series B Preferred Stock, regardless of whether the record date for the payment of such dividend preceded the date of conversion.

    (d) (i) The Company will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversion of the Series B Preferred Stock.

      (ii) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

    (e) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

    (f)  In connection with the conversion of any shares of Series B Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall round up any fractional shares to the nearest whole number of shares of Common Stock.

    (g) Anti-Dilution Rights.  (i) In case the Company shall at any time after the date of issue of the Series B Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (D) consolidate with, or merge with or into, any other Person, or engage in any reorganization, reclassification or recapitalization which, in the case of any such transaction is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock, then:

  (x)
  the Conversion Price and the kind and amount of stock, securities, cash or other assets issuable upon conversion of the Series B Preferred Stock in effect at the time of the record date for such dividend or distribution or the time of the effective date of such subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization shall be adjusted so that the conversion of the Series B Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets which, if the Series B Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization; and

  (y)
  the Voting Price in effect at the time of the record date for such dividend or distribution or the time of the effective date of such subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization shall be adjusted so that each holder of the Series B Preferred Stock after such time shall be entitled to the aggregate number of votes to which, if the Series B Preferred Stock had been converted immediately prior to such time, such holder would have been entitled upon such conversion and by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

    The foregoing adjustments shall be made successively whenever any event listed above shall occur.

    (ii) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to any compensation plan or arrangement for employees, directors and/or consultants of the Company, provided that the compensation plan (x) is consistent with industry practice and (y) was approved by the Company's Board of Directors, (B) upon exercise or conversion of any security the issuance of which caused an adjustment under Paragraphs 5(g)(iii) or 5(g)(iv) hereof, or (C) in a transaction which results in an adjustment pursuant to Paragraph 5(g)(i) above) without consideration or for a consideration per share less than the Conversion Price on the date of such issuance, the Conversion Price to be in effect after such issuance or sale shall be equal to the value of a fraction, the numerator of which shall be the sum of (a) the aggregate consideration paid for the Series B Preferred Stock plus (b) the aggregate consideration paid for the Common Stock being issued or sold, and the denominator of which shall be the sum of (x) the number of shares of Common Stock into which the Series B Preferred Stock is convertible, on the basis of the Conversion Price in effect prior to such issuance or sale and (y) the number of shares of Common Stock being issued or sold. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the holders of a majority of the outstanding shares of Series B Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders of the Series B Preferred Stock shall be notified promptly of any consideration other than cash received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

      (iii) In case the Company shall fix a record date for the issuance of any Equity-Linked Securities (other than (A) Parity Securities or (B) Common Stock to be issued in a transaction which results in an adjustment pursuant to Paragraph 5(g)(i) above) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) for a consideration per share of Common Stock (or having a conversion price or exchange price per share of Common Stock, if it is a security convertible into or exchangeable for shares of Common Stock) less than the Conversion Price on such record date, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to Paragraph 5(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such Equity-Linked Securities as a condition to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Paragraph 5(g)(ii) hereof. Such adjustment shall be made successively whenever a record date for the issuance of such Equity-Linked Securities is fixed; and in the event (x) that such Equity-Linked Securities are not so issued or expire unexercised, or (y) of a change in the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Paragraph 5(g)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect in the case of clause (x), if such record date had not been fixed, or in the case of clause (y), if such holder had initially been entitled to such changed number of shares of Common Stock.

      (iv) In case the Company shall sell or issue any Equity-Linked Securities (other than (A) Parity Securities, or (B) options or other securities issued pursuant to a compensation plan or arrangement described in Paragraph 5(g)(ii)(A)), and the consideration per share of Common Stock implied by such Equity-Linked Securities (including, if applicable, the price per share of Common Stock at which they may be exercised, converted or exchanged) is less than the Conversion Price on the date of such sale or issuance, the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Equity-Linked Securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance and the Conversion Price shall be adjusted pursuant to Paragraph 5(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such Equity-Linked Securities and the aggregate consideration payable by the holders of such Equity-Linked Securities as a condition to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Paragraph 5(g)(ii) hereof. Such adjustment shall be made successively whenever such Equity-Linked Securities are issued; and in the event (x) that such Equity-Linked Securities expire unexercised, or (y) of a change in the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Paragraph 5(g) as they may be amended pursuant to Paragraph 5(g)(vii)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect in the case of clause (x), if such Equity-Linked Securities had not been issued, or in the case of clause (y), if such holders had initially been entitled to such changed number of shares of Common Stock. No adjustment of the Conversion Price shall be made pursuant to this Paragraph 5(g)(iv) to the extent that the Conversion Price shall have been adjusted pursuant to Paragraph 5(g)(iii) upon the setting of any record date relating to such Equity-Linked Securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such Equity-Linked Securities are entitled and the price payable therefor.

      (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this Paragraph 5(g)(v) are not required to be made shall be carried forward and taken into account at such time when such adjustments would in the aggregate require an increase or decrease of at least one percent in such price. All calculations under this Paragraph 5(g) shall be made to the nearest four decimal points.

      (vi) In the event that, at any time as a result of the provisions of this Paragraph 5(g), the holder of this Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

      (vii) Notwithstanding anything contained herein to the contrary, in the event the Company issues Parity Securities to another Person containing anti-dilution provisions that are materially more favorable to holders of such securities than the provisions set forth in this Paragraph 5(g), the holders of a majority of the outstanding shares of the Series B Preferred Stock may elect to have such more favorable provisions apply to the Series B Preferred Stock with respect to adjustments to the Conversion Price in connection with any future issuance of securities by the Company. Materially more favorable provisions shall include, without limitation, any full-ratchet provision. In addition, if the Company issues any Parity Securities with a re-set provision, any applicable adjustments to the Conversion Price shall be made both at the time of the issuance of such securities and at the time of the re-set.

      (viii)Notwithstanding any other provision of this Paragraph 5(g), the Company shall not take any action (other than pursuant to Paragraph 5(g)(i)(x) or pursuant to NASD Rule 4350(i)(1)(A), as such rule may be amended from time to time) that would cause the Conversion Price to fall below the Voting Price, without first obtaining shareholder approval.

    (h) All adjustments pursuant to this Paragraph 5 shall be notified to the holders of Series B Preferred Stock promptly following the making thereof and such notice shall be accompanied by a schedule of computations of the adjustments.

    (i)  Change of Control Offer.  (i) Promptly after the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall commence (or cause to be commenced) an offer to purchase any and all outstanding shares of Series B Preferred Stock pursuant to the terms described in Paragraph 5(i)(iii) (the "Change of Control Offer") at a purchase price per holder equal to the Change of Control Amount on the Change of Control Payment Date, and shall purchase (or cause the purchase of) any Series B Preferred Stock tendered in the Change of Control Offer pursuant to the terms hereof.

      (ii) The Change of Control Amount shall be payable, at the Company's option, in (x) shares of Liquid Stock or (y) shares of Series B Preferred Stock having an aggregate Face Value Per Share equal to the Change of Control Amount, provided that if holders of Series A Preferred Stock (if then outstanding) are paid their change of control amount in additional shares of Series A Preferred Stock, then Series B Preferred Stock and any Parity Securities then outstanding may not be paid the Change of Control Amount in cash or Liquid Stock.

      (iii) Within 30 days following the date on which a Change in Control has occurred, the Company shall send, by first-class mail, postage prepaid, a notice to each holder of Series B Preferred Stock. If the Company has elected to pay the Change of Control Amount in cash or Liquid Stock, such notice shall contain all instructions and materials necessary to enable a holder to tender all or any portion of the Series B Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

        (A) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this Paragraph 5(i) and that all Series B Preferred Stock validly tendered and not withdrawn will be accepted for payment;

        (B) that a holder who elects to accept a Change of Control Offer shall be required to surrender in connection with such acceptance its Series B Preferred Stock that are being tendered in connection therewith;

        (C) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

        (D) that any Series B Preferred Stock not tendered will continue to accrue dividends;

        (E) that, unless the Company defaults in making payment therefor, any Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

        (F) that holders electing to have any Series B Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender stock certificates representing such Series B Preferred Stock, properly endorsed for transfer, together with such other customary documents as the Company and the Transfer Agents may reasonably request to the Transfer Agents and registrars for the Series B Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

        (G) that holders will be entitled to withdraw their election if the Company receives, not later than five business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the number of Series B Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Series B Preferred Stock purchased;

        (H)  that holders who tender only a portion of the Series B Preferred Stock represented by a certificate delivered will, upon purchase of the shares tendered, be issued a new certificate representing the unpurchased Series B Preferred Stock, as the case may be; and

        (I) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

      (iv) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable in connection with any offer made by the Company to repurchase the Series B Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of these Articles of Amendment, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under these Articles of Amendment by virtue thereof.

      (v) On the Change of Control Payment Date, the Company shall (A) accept for payment the Series B Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of shares so accepted the purchase price therefor in the form selected by the Company pursuant to Paragraph 5(i)(ii) above, and (C) cancel each surrendered certificate and retire the shares represented thereby. Unless the Company defaults in the payment for the Series B Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the Series B Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

      (vi) To accept the Change of Control Offer, the holder of Series B Preferred Stock shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of such holder's acceptance, together with certificates evidencing the Series B Preferred Stock with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer and such other customary documents as the Company and the Transfer Agent may reasonably request.

      (vii) For the avoidance of doubt, (x) nothing in this Paragraph 5(i) shall restrict the right of the holders of Series B Preferred Stock, in connection with a Change of Control, to convert and to receive the kind and amount of consideration payable to holders of Common Stock in respect of the Common Stock into which the Series B Preferred Stock may be converted; and (y) if any Change of Control involving the Company occurs and the Company elects to pay the Change of Control Amount in accordance with clause (z) of Paragraph 5(i)(ii) above, then, unless the Company is the surviving entity of the Change of Control, the Series B Preferred Stock will be converted into or exchanged for preferred stock of the surviving corporation having substantially the same preferences, limitations and relative rights as the Series B Preferred Stock.

    (j)  Certain Mergers.  In connection with any consolidation with or merger with or into, any person in a transaction where the Common Stock is converted into or exchanged for securities of such person or an affiliate of such person, the Company covenants that the person issuing such securities will be organized and existing under the laws of a jurisdiction which allows for the issuance of preferred stock.

    6.  Voting Rights.  (a) Except as otherwise provided in Paragraph 6(b), or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Paragraph 5 hereof, on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited; provided that the number of votes to which any holder of Series B Preferred Stock is entitled shall at no time exceed the aggregate Accreted Value of such holder's shares of Series B Preferred Stock divided by the Voting Price, or such greater number of votes that are permitted by NASD Rule 4351, as such rule may be amended from time to time. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

    (b) In addition, so long as any of the Series B Preferred Stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class, shall be necessary to, (i) amend, alter or repeal any provision of the charter or bylaws of the Company, whether by merger, consolidation or otherwise, that would materially and adversely affect (or would result in a materially adverse alteration or circumvention of) the preferences, limitations and relative rights (including, without limitation, voting powers) of the Series B Preferred Stock other than actions which result in a Change of Control Offer; (ii) issue any additional Preferred Stock or authorize or issue of any capital stock (or right to acquire capital stock of the Company) that is senior to or on parity with the Series B Preferred Stock other than Parity Securities; (iii) engage in a merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, liquidation, dissolution, business combination, spin off (each a "Material Corporate Transaction") that has a materially adverse effect on the Series B Preferred Stock (similar to that described in (i) or (ii) above) other than a Material Corporate Transaction which results in a Change of Control Offer; and (iv) redeem for cash any Parity Securities or Junior Securities other than (x) redemption of Series A Preferred Stock and (y) redemptions in connection with employee terminations or benefit plans provided that (A) the compensation plan is consistent with industry practice; and (B) it was approved by the Company's Board of Directors.

    7.  Definitions.  The following terms, as used herein, shall have the following meanings:

    "Accreted Value" equals, with respect to one share of Series B Preferred Stock, $1,000, plus the amount of any dividends added to Accreted Value in accordance with Paragraph 3 (which aggregate amount shall be subject to adjustment whenever there shall occur a stock split, combination, re-classification or other similar event involving the Series B Preferred Stock).

    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that the Company shall not be considered an Affiliate of any holder of Series B Preferred Stock solely by virtue of such holder's investment in Series B Preferred Stock.

    "Change of Control" means (i) the direct or indirect disposition of substantially all the assets of the Company and its subsidiaries (whether by sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions to any person (as such term is used in Section 13(d)(3) of the Exchange Act) (excluding, for the avoidance of doubt, portfolio sales to the extent such sales would be customary for a business comparable to the Company), (ii) the consummation of any transaction or series of related transactions (including any merger or consolidation) resulting in any person (as defined above) (other than Key Stockholders and their Affiliates) becoming the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 35% of the voting stock of the Company, (iii) the first day on which the majority of the directors are not Continuing Directors, (iv) any transaction or series of related transactions with any person (as defined above), if immediately following such transaction or series of related transactions, holders of the Company's Common Stock outstanding immediately prior to such transaction or series of related transactions own 50% or less of the outstanding voting securities of the surviving or transferee corporation (or its parent corporation) or (v) the first day when David G. Hanna, Frank J. Hanna and entities controlled by them cease to hold, in aggregate for both such individuals and their controlled entities, beneficial ownership (as defined above) of at least 51% of the voting securities of the Company that they hold as of the Closing Date.

    "Change of Control Accreted Value" means, with respect to any share of Series B Preferred Stock being tendered upon a Change of Control, the Accreted Value of such share, plus dividends accrued since the immediately preceding Dividend Payment Date, provided that where the Change of Control occurs prior to the fourth anniversary of the Closing Date, the Change of Control Accreted Value shall mean the Accreted Value of such share on such fourth anniversary (calculated as if dividends payable on each Dividend Payment Date between the Change of Control and such fourth anniversary had been added to Accreted Value and all dividends accrued between Dividend Payment Date(s) had also been added to the Accreted Value).

    "Change of Control Amount" means, with respect to any holder who elects to tender shares of Series B Preferred Stock to the Company at the time of the Change of Control, 110% of the aggregate Change of Control Accreted Value of such shares of Series B Preferred Stock.

    "Closing Date" means the date of initial issuance of the Series B Preferred Stock.

    "Continuing Directors" means individuals who constituted the Board of Directors of the Company on the Closing Date (the "Incumbent Directors"); provided that any individual becoming a director during any year shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Company, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting.

    "Conversion Price" means $9.14 (a price which is 120% of the volume-weighted average price per share of Common Stock for the 30 consecutive Market Days immediately prior to December 17, 2001 as published by Bloomberg using the "volume average price" function or its equivalent) subject to anti-dilution adjustment from time to time as provided in Paragraph 5(g).

    "Corsair II Purchasers" means J.P. Morgan Corsair II Capital Partners, L.P., a Delaware limited partnership and J.P. Morgan Capital, L.P., a Delaware limited partnership.

    "Current Market Price Per Common Share" means, as of any date, the volume-weighted average price per share of Common Stock for the 20 consecutive Market Days immediately prior to such date as published by Bloomberg using the "volume average price" function or its equivalent.

    "Equity-Linked Securities" shall mean any rights, options, warrants, or other securities convertible into or exercisable or exchangeable for shares of Common Stock.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Face Value Per Share" means as to the Series B Preferred Stock and any Parity Securities, a value of $1,000 per share.

    "Key Stockholders" means one or more of the following, David G. Hanna, Frank J. Hanna III, Richard W. Gilbert, Richard R. House, Bravo Trust One, Bravo Trust Two, Rainbow Trust One or Rainbow Trust Two.

    "Limited Future Parity Preferred Stock" means up to 10,000 shares of Series B Preferred Stock or a new series of the Company's Preferred Stock, in each case (i) issued after the Closing Date; (ii) having an aggregate Face Value Per Share of no more than $10,000,000, provided that if Limited Future Parity Preferred Stock is issued with terms (including rights, preferences and privileges) which are more favorable to the holders of such shares than those applicable to the Series B Preferred Stock, the holders of Series B Preferred Stock shall, by affirmative vote of a majority of the total number of shares of Series B Preferred Stock voting thereon, be entitled to elect to have such more favorable provisions apply to the Series B Preferred Stock.

    "Liquid Stock" means shares of stock (issued by any acquirer of the Company's assets in a transaction described in clause (i) of the definition of "Change of Control" or any acquirer of the Company's Common Stock or other voting stock in a transaction described in clause (ii) or (iv) of such definition) which have all of the following attributes:

      (a) they are of a class registered under Section 12(b) of the Exchange Act;

      (b) they are of a class listed on a National Securities Exchange;

      (c) the offer and sale of such shares in the transaction giving rise to the Change of Control is registered with the Securities and Exchange Commission; and

      (d) the average daily trading value of such shares on the exchange for a period of 12 weeks preceding the Change of Control is greater than $7,000,000.

    "Market Day" means a day on which the National Securities Exchange on which the Common Stock is listed or admitted for trading is open for the transaction of business.

    "Measurement Day" means (i) the second anniversary of the Closing Date (or, if such day is not a Market Day, then the next succeeding Market Day), (ii) the corresponding day in the third month preceding the second anniversary of the Closing Date (or, if such day is not a Market Day, then the next succeeding Market Day) and (iii) the corresponding day in every third month following the second anniversary of the Closing Date (or, if such day is not a Market Day, then the next succeeding Market Day).

    "National Securities Exchange" means any of the New York Stock Exchange, the American Stock Exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

    "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

    "Parity Securities" means Company's securities, including any rights or options exercisable for or convertible into such securities, which rank on parity with the Series B Preferred Stock with respect to dividend rights and rights on liquidation, dissolution and winding up and only the following securities are included within this term: (i) Series A Preferred Stock and (ii) Limited Future Parity Preferred Stock. In no event shall the aggregate Face Value Per Share of Parity Securities exceed $40,000,000.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Series A Preferred Stock" means the 30,000 shares of Company's Series A Preferred Stock issued on the Closing Date to Corsair II Purchasers and certain other purchasers in exchange for an amount of $30,000,000.

    "Subsidiary" means, with respect to any Person, any entity of which Voting Securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Transfer" or "transfer" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such security or any interest therein or any agreement or commitment to do any of the foregoing.

    "Transfer Agent" means the transfer agent for the Series B Preferred Stock appointed by the Company (which may be the Company).

    "Voting Price" means $9.01 (a price equal to the volume-weighted average price per share of Common Stock for the 5 consecutive Market Days immediately prior to December 17, 2001 as published by Bloomberg using the "volume average price" function or its equivalent) subject to anti-dilution adjustment from time to time as provided in Paragraph 5(g)(i).

    "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

    IN WITNESS WHEREOF, CompuCredit Corporation has caused these Articles of Amendment to be signed by the undersigned this 17th day of December, 2001.

COMPUCREDIT CORPORATION
By:	Name: Title:

QuickLinks

  Exhibit 3.3